Exhibit 99.01

Chase Credit Card Master Trust

Excess Spread Analysis—May 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield	16.15%	16.15%	16.15%	16.15%	16.15%
Less: Coupon	2.76%	2.70%	2.85%	2.70%	2.68%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.16%	5.16%	5.16%	5.16%	5.16%
Excess Spread:
May-08	6.73%	6.79%	6.64%	6.79%	6.81%
April-08	6.60%	6.65%	6.50%	6.66%	6.67%
March-08	7.67%	7.72%	7.58%	7.73%	7.75%
Three Month Average Excess Spread	7.00%	7.05%	6.91%	7.06%	7.08%

Delinquency:
30 to 59 Days	0.91%	0.91%	0.91%	0.91%	0.91%
60 to 89 Days	0.73%	0.73%	0.73%	0.73%	0.73%
90+ Days	1.74%	1.74%	1.74%	1.74%	1.74%
Total	3.38%	3.38%	3.38%	3.38%	3.38%

Principal Payment Rate	17.59%	17.59%	17.59%	17.59%	17.59%